EXHIBIT 99.1

Dot VN, Inc. Meets with VNNIC and LANIC to Discuss the Development of Laotian Internet Policy

SAN DIEGO – September 2, 2010 – Dot VN, Inc. (www.DotVN.com) (OTCBB: DTVI), an innovative Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced today that it attended a two day meeting ending August 21, 2010 with the Vietnam Internet Network Information Center (VNNIC) and the Laotian National Internet Committee (LANIC) to discuss the implementation of the Laotian Internet.

The meeting, hosted by LANIC and held in Vientiane, Laos, covered various topics, including a review of LANIC’s technical system readiness, a draft of an Internet Management Policy for the Laotian country code Top Level Domain (ccTLD) “.LA”, and a survey of the site and equipment requisite for hosting the Laotian domain name system by LANIC. Preliminary discussions on a domain name registration contract were also part of the meeting. During closed door sessions, Dot VN was an integral participant in developing the initial draft of the Laotian Internet Policy with representatives from VNNIC and LANIC.

Dot VN also presented software and hardware solutions uniquely suited to drive the growth of the Laotian Internet.  The LANIC infrastructure is expected to be developed based on best of breed technologies, including the use of Elliptical Mobile Solutions’ Micro-Modular Data CenterTM equipment and E-Band Communication’s E-Link 1000EXR millimeter wave radios for which Dot VN has secured distribution rights in the country of Laos.

“We are extremely honored to be part of the discussions to develop and grow Internet usage in Laos,” stated Dot VN Chief Executive Officer Thomas Johnson. “Dot VN was invited to be part of the meeting because of our experience helping to further the development of the Internet in the country of Vietnam.  Our successful experience in Vietnam is readily transferable to the current situation in Laos. Moreover, given our past success in Vietnam, we feel that the adoption and development of the Internet in Laos will occur in an expedited fashion once we bring our expertise to bear on the situation.”

To view photos of this event, please visit our website at http://www.dotvn.com/laos2010/.

About the Company:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and telecommunication services for Vietnam and operates and manages Vietnam’s innovative online media web property, www.INFO.VN. The Company is the “exclusive online global domain name registrar for .VN (Vietnam).” Dot VN is the sole distributor of Micro-Modular Data CentersTM solutions and E-Link 1000EXR Wireless Gigabit Radios to Vietnam and Southeast Asia region. Dot VN is headquartered in San Diego, California with offices in Hanoi, Danang and Ho Chi Minh City, Vietnam. For more information, visit www.DotVN.com.

Dot VN is committed to keeping our shareholders informed of latest developments. To receive email alerts regarding press releases and invitations to events, please sign up by accessing the following link: http://bit.ly/DotVN-registration-form.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission. Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Dot VN, Inc.
Thomas M. Johnson, Chairman and CEO
Phone:  858-571-2007 x14
Email:  Inquiries@DotVN.com
Website:  www.DotVN.com
Register your “.vn” domains at:  www.VN

Investor Relations Contact:
CCG Investor Relations - Strategic Communications
Mr. Roger Ellis, Partner
Phone:  310-954-1332
Email:  Roger.Ellis@ccgir.com
Website:  www.ccgir.com